SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                              Ambient Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or
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

                               AMBIENT CORPORATION
                               270 Madison Avenue
                            New York, New York 10016

                    Notice of Annual Meeting of Stockholders

                           --------------------------

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Ambient Corporation (the "Company") will be held in New York City, New York, at 10 A.M., on December 29, 1999, at the offices of the Company's counsel, Baer Marks & Upham, LLP, at 805 Third Avenue, New York, New York, 10022, 20th Floor Conference Room A, for the following purposes:

      (i) for the election of directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly chosen and qualified,

      (ii) to ratify the selection of Brightman Almagor & Co. (a member of Deloitte Touche Tohmatsu), as independent public accountants of the Company for the year ending December 31, 1999, and

      (iii) to transact such other business as may properly come before the meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on November 24, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      If you do not expect to be personally present at the meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the enclosed postage paid envelope provided.

                                       By Order of the Board of Directors

                                       Aryeh Weinberg
                                       Director

December 1, 1999

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                               AMBIENT CORPORATION
                                   270 Madison
                            New York, New York, 10016

                            ------------------------

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                         to be held on December 29, 1999

                            ------------------------

                                  Introduction

      This Proxy Statement is sent to shareholders of Ambient Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company's counsel, Baer Marks & Upham LLP, at 805 Third Avenue, New York, New York, 10022, 20th Floor Conference Room A on Wednesday, December 29, 1999 at 10:00 a.m., and any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse such persons for the costs related to such services. The Company will pay the cost of the solicitation of proxies. This Proxy Statement is being mailed to stockholders on or about November 30, 1999.

                                  Annual Report

      Enclosed is the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, including audited financial statements. Such Annual Report on Form 10-KSB does not form any part of the material for the solicitation of proxies.

                               Revocation of Proxy

      Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company (i) a duly executed copy bearing a later date or (ii) a written instrument revoking the proxy or (iii) personally appearing at the scheduled meeting.

                                 Voting Rights

      All voting rights are vested exclusively in the holders of the Common Stock of the Company. Only stockholders of record at the close of business on November 24, 1999 will be entitled to receive notice of and to vote at the meeting. As of November 24, 1999, the Company had outstanding a total of 3,126,833 shares of Common Stock. Each holder of Stock is entitled to one vote for each share held.

                    Stock Ownership of Management and Certain
                               Beneficial Holders

      The following table sets forth certain information, as of November 24, 1999, concerning the ownership of the Common Stock by (a) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and (c) all current directors, officers and significant employees of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have the sole voting and investment power with respect to the shares indicated.

Name and Address of              Shares of Common Stock
Beneficial Owner                 Beneficially Owned (1)  Percent of Class (1)(2)
----------------                 ----------------------  -----------------------

Jacob Davidson ................  337,049(3)              10.4%
Former Chief
Executive Officer

Aryeh Weinberg                    71,000(4)               2.4%
Acting Chief Executive Officer
and Chief Financial Officer

Yehuda Cern,
Chief Technology Officer(5)       84,167                  2.7%

All directors and officers as
a group (2 persons)              155,167                  4.9%

*     Indicates less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) For purposes of calculating the percentage of outstanding shares held by each person named above, any shares which such person has the right to acquire within 60 days after the date of the information in the table are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

(3) Includes options to purchase up to 119,000 shares at an exercise price per share of $0.01.

(4) Includes options to purchase up to 51,000 shares at an exercise price per share of $0.01.

(5) The Company furnished on or about October 24, 1999, Yehuda Cern with written notice of its desire to terminate the employment agreement. The termination will become effective as of January 24, 2000. See "Employment Agreements."

                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation earned by the Company's Chairman of the Board of Directors and President, and the other two most highly compensated executive officers of the Company whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 1998 (the "Named Executive Officers"):

Summary Compensation Table:

                                  Annual Compensation               Long Term Compensation
                                  -------------------               ----------------------

                                                                           Awards
                                                                           ------

                                                                    Restricted Securities
Name and                                                            ---------------------
Principal                                                           Stock     Underlying
Position                Year        Salary        Bonus   Other     Awards    Options(#)
--------                ----        ------        -----   -----     ------    ----------
Aryeh Weinberg          1998       $ 52,484         --     (1)          --       --
Chief Financial         1997       $ 16,250         --     (1)      20,000       --
Officer & acting        1996             --         --      --          --       --
Chief Executive
Officer

Jacob Davidson          1998       $ 83,244         --     (1)          --       --
Former Chairman         1997       $ 61,035(3)      --     (1)          --       --
and Chief               1996             --         --      --          --       --
Executive Officer (2)

Yehuda Cern,            1998                               (1)
Chief Technology        1997       $120,017                (1)
Officer (4)             1996       $ 29,537                 --      84,167

----------
      (1) The above compensation figures do not include the cost to the Company of the use of an automobile, the cost to the Company of benefits, including premiums for life and health insurance and any other personal benefits provided by the Company to such persons in connection with the Company's business.

      (2) Mr. Davidson's employment commenced in May 1996 and terminated as of September 6, 1999.

      (3) Consists of (i) $50,000 paid to Mr. Davidson pursuant to a consulting agreement with Ambient; and (ii) $11,085 in salary payments from Ambient Israel as converted from NIS into United States dollars based on the estimated average rate of exchange in effect during the period in 1997 that such salary was earned. See "Certain Relationships and Related Transactions."

      (4) The Company furnished on or about October 24, 1999, Yehuda Cern with written notice of its desire to terminate the employment agreement. The termination will become effective as of January 24, 2000. See "Employment Agreements.".

Options Granted During Year Ended December 31, 1998

      There were no grants of options during 1998.

Aggregated Option and Warrant Exercises in 1998 and Year End Option Values

      There were no unexercised warrants or options at December 31, 1998.

      Stock Option Plans

            1998 Stock Incentive Option Plan. The Company's current policy is that all full time key employees be considered annually for the possible grant of stock options, depending upon employee performance. The criteria for the awards are experience, uniqueness of contribution and level of performance shown during the year. Stock options are intended to improve loyalty to the company and help make each employee aware of the importance of our business success.

            The Company has adopted the 1998 Incentive and Non-Qualified Stock Option Plan (the "1998 Option Plan"). The 1998 Option Plan provides for the grant to qualified employees (including officers and directors) of options to purchase shares of common stock. To date, a total of 250,000 shares of common stock have been reserved for issuance upon exercise of stock options granted under the 1998 Option Plan.

            The 1998 Option Plan is administered by the Board of Directors. The Board has discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the 1998 Option Plan. Options granted under the 1998 Option Plan may be non-qualified stock options or Incentive Stock Options (an option which qualifies under Section 422 of the Internal Revenue Code) but in any case the exercise price of incentive stock options granted may not be less than 100% of the fair market value of the common stock as of the date of grant (110% of the fair market value if the grant is an Incentive Stock Option to an employee who owns more than 10% of the outstanding common stock). Options may not be exercised more than 10 years after the grant (five years if the grant is an Incentive Stock Option to any employee who owns more than 10% of the outstanding common stock). The Board may, in its discretion (i) accelerate the date or dates on which all or any particular option or options granted under the 1998 Stock Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the 1998 Stock Plan may be exercised, provided, that no such extension will be permitted if it would cause the 1998 Option Plan to fail to comply with
      Section 422 of the Code or with Rule 16b-3 of the Securities and Exchange Act of 1934, as amended. Except as otherwise determined by the Board at the date of the grant of the option, and subject to the provisions of the 1998 Option Plan, an optionee may exercise an option at any time within one year (or within such lesser period as may be specified in the applicable option agreement) following termination of the optionee's employment or other relationship with the Company if such termination was due to the death or Disability (as defined) of the optionee but in no event later than the expiration date of the Option. Except as otherwise determined by the Board at the date of the grant of an Option, if the termination of the optionee's employment or other relationship is for any other reason the Option will expire immediately upon such termination. Options granted under the 1998 Option Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the 1998 Option Plan, shares subject to canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

            As of November 24, 1999, 170,000 options to purchase shares of common stock were outstanding under the 1998 Option Plan.

Employment Agreements

            The Company entered into an employment agreement in September 1999 with Aryeh Weinberg pursuant to which Mr. Weinberg is employed as the Company's Acting Chief Executive Officer and Chief Financial Officer for a two year term which is automatically renewable form year to year unless either party gives notice of termination at least 60 days prior to the expiration date. Mr. Weinberg currently receives an annual salary of $72,000. Mr. Weinberg was granted 50,000 options under the Company's 1998 Stock Option Plan which is to vest quarterly over two years. Mr. Weinberg has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company for one year, or soliciting employees for one year, following the termination of his employment.

            The Company entered into an employment agreement in August 1997 with Dr. Yehuda Cern pursuant to which Dr. Cern is employed as the Company's Chief Technical Officer. The Company may terminate the agreement upon three months notice. Dr. Cern currently receives an annual salary of $92,000. Dr. Cern has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company for two years following the termination of his employment. The Company furnished Dr. Cern with notice on October 24, 1999 of its election to terminate the employment agreement. The termination will become effective on January 24, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            In May 1999, the Company granted to Aryeh Weinberg, the Company's Acting Chief Executive Officer and Chief Financial Officer, 51,000 vested options under the Company's 1998 Stock Option Plan having a nominal exercise price. In addition, in September 1999, the Company granted to Mr. Aryeh Weinberg, the Company's Acting Chief Executive Officer and Chief Financial Officer, 50,000 options under the Company's 1998 Stock Option Plan, which options are to vest over a two year period (subject to his continued employment with the Company) and have a nominal exercise price.

            Michael Braunold, a director, is paid $7,500 annually for serving on the Company's Board. In addition, in connection with his service on the Board, Mr. Braunold was granted in October 1999 40,000 options under the Company's 1998 Option Plan, which options vest in equal monthly installments over a six month period and have a nominal exercise price.

            In February 12, 1998, the Company entered into a two-year employment agreement with Mr. Davidson as President and Chief Executive Officer of the Company and its Israeli subsidiary, Ambient Israel. Under the agreement, Mr. Davidson received an annual salary of $60,000. As of December 31, 1998, Mr. Davidson loaned the Company $53,367, bearing 10% interest. The Company used $30,000 from such loans for general working capital purposes. The remaining $23,367 was loaned in the form of unpaid accrued salaries. Mr. Davidson resigned from his position with the Company in September 1999. In connection with his resignation, the Company agreed to (i) remit to Mr. Davidson, upon the completion of public offering of the Company's stock, $20,000, plus interest at a per annum rate of 10%, as reimbursement for amounts owed him (ii) maintain on the Company's records unpaid salary owed to Mr. Davidson in the amount of $75,329 until such time as the per share closing price of the Company's Common Stock is at least $2.00, as reported on the OTC Electronic Bulletin Board, for a consecutive 10 day period (iii) transfer to Mr. Davidson two Automobiles with a net value of approximately $17,000 over the loan obligation Mr. Davidson assumed.

                               Section 16 Filings

            Compliance with Section 16(a) of The Exchange Act. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Common Stock Company and persons who own more than ten percent of the Common Stock , to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

            To the Company's knowledge, based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no additional forms were required for those persons during the applicable periods, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners are complied with.

                              STOCKHOLDER PROPOSALS

            Under the rules of the Securities and Exchange Commission, proposals of security holders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than March 15, 2000. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the proxy statement.

                                 Quorum; Voting

            The holders of a majority of the issued and outstanding Common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a majority of the shares present in person or by proxy and voting on a matter is required for approval.

                     PROPOSAL NO. 1 -- Election of Directors

            The Board of Directors of the Company currently consists of two (2) members. The two persons named below have been nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified. The election of Directors requires the affirmative vote of a plurality of the shares cast of Common Stock voting together either present or represented at a meeting by proxy at which a quorum is present or represented. Abstention and Broker non-votes are counted for the purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal.

            It is the intention of the persons named in the accompanying proxy to vote FOR the election of the three persons named in the table below as Directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

            The following table sets forth the name, age and position of each Director nominee:

      Name                     Age        Position
      ----                     ---        --------

      Aryeh Weinberg           42         Director and Chief Executive Officer

      Michael Braunold         40         Director

            Aryeh Weinberg has been Chief Financial Officer of Ambient Corporation and Ambient Israel since January 1997. On November 15, 1999, he was elected to serve as the Company's acting Chief Executive Officer, pending the retention by the Board of a full-time chief executive officer, and was designated to serve on the Company's Board of Directors. Concurrently from January 1997 through January 1998, Mr. Weinberg has served as Chief Financial Officer of Delta Three.Com., Inc., a global internet telecommunications company. From 1980 to 1996, Mr. Weinberg, a certified public accountant, worked at Schiller Holinsky & Garolyn P.A., a public accounting firm in the United States, becoming the audit and accounting partner there in 1991. Mr. Weinberg earned a Bachelor's degree in business administration from Towson State University in Baltimore, Maryland.

            Michael Braunold, a resident of Israel, has been designated to serve on the Board of Directors of Ambient Corporation (the "Company") in November 1999. Mr. Braunhold serves as Chief Executive Officer of SPO Medical Equipment Ltd., an Israeli company that specializes in medical technology related to pulse oximetry techniques, a position which he has held since March, 1998 and which he continues to hold following his designation to the Company's Board of Directors. From October, 1986 to June 1998, Mr. Braunold was Senior Director of Business Development at Scitex Corporation Ltd., a multinational corporation specializing in visual information communication. As part of his corporate role, Mr. Braunold played a strategic role in managing a team of professionals assigned to M&A activities. During his 12-year tenure at Scitex, he held various positions within the worldwide organization including a period in the US as Vice President of a Scitex US subsidiary company specializing in medical imaging. Mr. Braunold obtained a B.Sc. in Management Sciences and a Master of Business Administration from Imperial College Business School, London.

      Certain Information Regarding the Board of Directors

            No family relationships exist among the officers or directors of the Company. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Mr. Braunold receives $7,500 per annum for serving on the Board of Directors. Mr. Weinberg receives no cash compensation for serving on the Board of Directors . Officers are elected by the Board of Directors and serve at the discretion of the Board.

            During the course of 1998, the Board held 4 meetings.

      RECOMMENDATATION AND VOTE

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

        PROPOSAL NO. 2 -- Ratification of Independent Public Accountants

            The Board of Directors has appointed the firm of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu (formerly known as Brightman Bar-Levav Friedman & Co.) as independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1999, subject to ratification by the stockholders.

            The audit of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, a states that substantial doubt exists regarding our ability to continue as a going concern.

      RECOMMENDATION AND VOTE

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE INDEPENDENT AUDITORS PROPOSAL.

                                  OTHER MATTERS

            Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                             ADDITIONAL INFORMATION

            A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, together with all exhibits attached thereto, filed with the Securities and Exchange Commission is available on request by contacting the Company at its New York offices at 888-861-0205.